SLM Student Loan Trust 2001-3 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$500,601,039.34	$(49,917,214.49)	$450,683,824.85
	ii	Interest to be Capitalized	6,358,956.51		5,945,578.62

	iii	Total Pool	$506,959,995.85		$456,629,403.47

	iv	Specified Reserve Account Balance	0.00		0.00

	v	Total Adjusted Pool	$506,959,995.85		$456,629,403.47

B	i	Weighted Average Coupon (WAC)	3.359%		3.351%
	ii	Weighted Average Remaining Term	109.37		108.38
	iii	Number of Loans	160,073		147,008
	iv	Number of Borrowers	81,644		75,350

						% of		% of
	Notes			Spread	Balance 1/25/05	O/S Securities	Balance 4/25/05	O/S Securities

C	i	A-1T Notes	78442GCZ7	0.65%	$0.00	0.000%	$0.00	0.000%
	ii	A-1L Notes	78442GCY0	0.04%	0.00	0.000%	0.00	0.000%
	iii	A-2L Notes	78442GDA1	0.12%	460,784,995.85	90.892%	410,454,403.47	89.888%
	iv	B Notes	78442GDC7	0.45%	46,175,000.00	9.108%	46,175,000.00	10.112%

	v	Total Notes			$506,959,995.85	100.000%	$456,629,403.47	100.000%

	Reserve Account		1/25/2005	4/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,267,399.99	$1,141,573.51
	iv	Reserve Account Floor Balance ($)	$1,502,679.00	$1,502,679.00
	v	Current Reserve Acct Balance ($)	$1,502,679.00	$1,502,679.00

II. 2001-3 Transactions from: 1/1/2005 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$45,538,416.07
	ii	Principal Collections from Guarantor	6,184,197.62
	iii	Principal Reimbursements	28,881.47
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$51,751,495.16

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,987.06
	ii	Capitalized Interest	(1,836,267.73)

	iii	Total Non-Cash Principal Activity	$(1,834,280.67)

C	Total Student Loan Principal Activity		$49,917,214.49

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,835,783.80
	ii	Interest Claims Received from Guarantors	236,588.98
	iii	Collection Fees/Returned Items	35,140.21
	iv	Late Fee Reimbursements	141,554.53
	v	Interest Reimbursements	23,452.82
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,795,947.98
	viii	Subsidy Payments	747,227.47

	ix	Total Interest Collections	$4,815,695.79

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$783.08
	ii	Capitalized Interest	1,836,267.73

	iii	Total Non-Cash Interest Adjustments	$1,837,050.81

F	Total Student Loan Interest Activity		$6,652,746.60

G	Non-Reimbursable Losses During Collection Period		$603.07

H	Cumulative Non-Reimbursable Losses to Date		$916,539.64

III. 2001-3 Collection Account Activity 1/1/2005 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$14,717,625.93
	ii	Consolidation Principal Payments	37,004,987.76
	iii	Reimbursements by Seller	2,441.64
	iv	Borrower Benefits Reimbursed	10,625.58
	v	Reimbursements by Servicer	1,159.62
	vi	Re-purchased Principal	14,654.63

	vii	Total Principal Collections	$51,751,495.16

B	Interest Collections
	i	Interest Payments Received	$4,324,164.12
	ii	Consolidation Interest Payments	291,384.11
	iii	Reimbursements by Seller	162.52
	iv	Borrower Benefits Reimbursed	1,087.11
	v	Reimbursements by Servicer	21,882.20
	vi	Re-purchased Interest	320.99
	vii	Collection Fees/Returned Items	35,140.21
	viii	Late Fees	141,554.53

	ix	Total Interest Collections	$4,815,695.79

C	Other Reimbursements		$52,511.41

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$0.00

	TOTAL FUNDS RECEIVED		$56,619,702.36
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(738,018.11)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$55,881,684.25

G	Servicing Fees Due for Current Period		$350,898.23

H	Carryover Servicing Fees Due		$0.00

I	Administration Fees Due		$20,000.00

J	Aggregate Swap Fees Due		$9,505.50

K	Total Fees Due for Period		$380,403.73

IV. 2001-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005
INTERIM:
In School
Current	2.818%	2.817%	13,012	11,654	8.129%	7.927%	$45,041,925.57	$40,934,268.85	8.998%	9.083%

Grace
Current	2.809%	2.817%	3,350	2,877	2.093%	1.957%	$10,887,310.76	$9,164,092.50	2.175%	2.033%

TOTAL INTERIM	2.817%	2.817%	16,362	14,531	10.222%	9.884%	$55,929,236.33	$50,098,361.35	11.172%	11.116%
REPAYMENT
Active
Current	3.558%	3.563%	77,117	70,545	48.176%	47.987%	$212,356,236.65	$184,424,086.89	42.420%	40.921%
31-60 Days Delinquent	3.533%	3.551%	5,696	4,204	3.558%	2.860%	$18,421,910.46	$13,142,238.16	3.680%	2.916%
61-90 Days Delinquent	3.583%	3.596%	3,790	2,849	2.368%	1.938%	$12,638,756.98	$9,536,966.53	2.525%	2.116%
91-120 Days Delinquent	3.585%	3.496%	2,055	2,057	1.284%	1.399%	$6,621,653.84	$7,019,640.72	1.323%	1.558%
> 120 Days Delinquent	3.566%	3.558%	7,001	6,091	4.374%	4.143%	$23,377,448.70	$20,568,315.99	4.670%	4.564%

Deferment
Current	2.954%	2.951%	28,319	27,701	17.691%	18.843%	$93,956,461.80	$91,232,045.84	18.769%	20.243%

Forbearance
Current	3.539%	3.532%	18,364	18,039	11.472%	12.271%	$72,747,666.47	$71,717,649.71	14.532%	15.913%

TOTAL REPAYMENT	3.426%	3.416%	142,342	131,486	88.923%	89.441%	$440,120,134.90	$397,640,943.84	87.918%	88.231%
Claims in Process (1)	3.558%	3.615%	1,361	982	0.850%	0.668%	$4,529,375.32	$2,908,088.24	0.905%	0.645%
Aged Claims Rejected (2)	3.370%	3.595%	8	9	0.005%	0.006%	$22,292.79	$36,431.42	0.004%	0.008%
GRAND TOTAL	3.359%	3.351%	160,073	147,008	100.000%	100.000%	$500,601,039.34	$450,683,824.85	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2001-3 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.354%	99,141	$277,369,333.78	61.544%
- GSL — Unsubsidized	3.285%	46,566	168,832,483.43	37.461%
- PLUS Loans	4.776%	786	2,658,348.73	0.590%
- SLS Loans	5.361%	515	1,823,658.91	0.405%

- Total	3.351%	147,008	$450,683,824.85	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.347%	119,285	$391,004,545.35	86.758%
- Two Year	3.340%	22,490	47,705,373.86	10.585%
- Technical	3.505%	5,233	11,973,905.64	2.657%
- Other	0.000%	0	0.00	0.000%

- Total	3.351%	147,008	$450,683,824.85	100.000%

*Percentages may not total 100% due to rounding.

VI. 2001-3 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$3,206,470.03
B	Interest Subsidy Payments Accrued During Collection Period				659,850.29
C	SAP Payments Accrued During Collection Period				2,252,278.44
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP INT ACCTS)				255,665.10
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$6,374,263.86

G	Student Loan Rate
	i	Days in Calculation Period			90
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$6,374,263.86
	iv	Primary Servicing Fee			$1,088,916.34
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$9,505.50
	vii	Total Pool Balance at Beginning of Collection Period			$506,959,995.85
	viii	Student Loan Rate ( ii / i ) * (( iii - iv - v - vi ) / vii )			4.14695%

H	Floating Rate Student Loan Rate Swap Payments Due to the Trust
			Class A-1L	Class A-2L	Class B

	i	Aggregate Swap Notional Amounts	$0.00	$460,784,995.85	$46,175,000.00

	ii	Libor Based Interest Rates/Rate of Return	0.00000%	2.82000%	3.15000%
	iii	Student Loan Rate Cap	4.14695%	4.14695%	4.14695%

	iv	Excess Over Student Loan Rate Cap ( ii-iii)	0.00000%	0.00000%	0.00000%

	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

I	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		CAP TERMINATED

	ii	Three Month Libor		2.70000%
	iii	Cap %		8.00000%

	iv	Excess Over Cap ( ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

VII. 2001-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1T T-Bill Based Interest Rate	0.000000000	(1/25/05 - 4/25/05)	0.00000%

B	Class A-1L LIBOR Based Interest Rate	0.000000000	(1/25/05 - 4/25/05)	0.00000%

C	Class A-2L LIBOR Based Interest Rate	0.007050000	(1/25/05 - 4/25/05)	2.82000%

D	Class B LIBOR Based Interest Rate	0.007875000	(1/25/05 - 4/25/05)	3.15000%

VIII. 2001-3 Inputs From Prior Quarter 12/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$500,601,039.34
	ii	Interest To Be Capitalized	6,358,956.51

	iii	Total Pool	$506,959,995.85
	iv	Specified Reserve Account Balance	0.00

	v	Total Adjusted Pool	$506,959,995.85

B	Total Note Factor		0.329372963
C	Total Note Balance		$506,959,995.85

D	Note Balance 1/25/2005		Class A-1T	Class A-1L	Class A-2L	Class B

	i	Current Factor	0.000000000	0.000000000	0.669753421	1.000000000
	ii	Expected Note Balance	$0.00	$0.00	$460,784,995.85	$46,175,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$1,502,679.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00
J	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
K	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

IX. 2001-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D + VI-H-v )		$56,137,349.35	$56,137,349.35

B	Primary Servicing Fees-Current Month		$350,898.23	$55,786,451.12

C	Administration Fee		$20,000.00	$55,766,451.12

D	Swap Fees
	i	Fixed Rate Swap Payment	$4,752.75	$55,761,698.37
	ii	Fixed Rate Swap Payment	$4,752.75	$55,756,945.62

	iii	Total Swap Fees	$9,505.50

E	Noteholder’s Interest Distribution Amount
	i	Class A-1T	$0.00	$55,756,945.62
	ii	Class A-1L	$0.00	$55,756,945.62
	iii	Class A-2L	$3,248,534.22	$52,508,411.40
	iv	Class B	$363,628.12	$52,144,783.28

	v	Total Noteholder's Interest Distribution	$3,612,162.34

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$0.00	$52,144,783.28
	ii	Class A-1L	$0.00	$52,144,783.28
	iii	Class A-2L	$50,330,592.38	$1,814,190.90
	iv	Class B	$0.00	$1,814,190.90

	v	Total Noteholder's Principal Distribution	$50,330,592.38

G	Increase to the Specified Reserve Account Balance		$0.00	$1,814,190.90

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,814,190.90

I	Carryover Servicing Fees		$0.00	$1,814,190.90

J	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$1,814,190.90
	ii	Class A-1L	$0.00	$1,814,190.90
	iii	Class A-2L	$0.00	$1,814,190.90
	iv	Class B	$0.00	$1,814,190.90

	v	Total Noteholder's Interest Carryover	$0.00

K	Excess to Reserve Account		$1,814,190.90	$0.00

X. 2001-3 Distributions

A	Distribution Amounts		Class A-1T	Class A-1L	Class A-2L	Class B
	i	Quarterly Interest Due	$0.00	$0.00	$3,248,534.22	$363,628.12
	ii	Quarterly Interest Paid	0.00	0.00	3,248,534.22	363,628.12

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$0.00	$50,330,592.38	$0.00
	viii	Quarterly Principal Paid	0.00	0.00	50,330,592.38	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$0.00	$53,579,126.60	$363,628.12

B	Principal Distribution Reconciliation
	i	Notes Principal Balance 3/31/05	$506,959,995.85
	ii	Adjusted Pool Balance 3/31/05	456,629,403.47

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$50,330,592.38

	iv	Adjusted Pool Balance 12/31/04	$506,959,995.85
	v	Adjusted Pool Balance 3/31/05	456,629,403.47

	vi	Current Principal Due (iv-v)	$50,330,592.38
	vii	Principal Shortfall from Previous Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$50,330,592.38

	ix	Principal Distribution Amount Paid	$50,330,592.38

	x	Principal Shortfall (viii - ix)	$0.00

C		Total Principal Distribution	$50,330,592.38
D		Total Interest Distribution	3,612,162.34

E		Total Cash Distributions	$53,942,754.72

F	Note Balances			1/25/2005	Paydown Factor	4/25/2005
	i	A-1T Note Balance	78442GCZ7	$0.00		$0.00
		A-1T Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-1L Note Balance	78442GCY0	$0.00		$0.00
		A-1L Note Pool Factor		0.000000000	0.000000000	0.000000000

	iii	A-2L Note Balance	78442GDA1	$460,784,995.85		$410,454,403.47
		A-2L Note Pool Factor		0.669753421	(0.073155781)	0.596597640

	iv	B Note Balance	78442GDC7	$46,175,000.00		$46,175,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$1,502,679.00
	ii	Deposits to correct Shortfall	$0.00
	iii	Deposits from Excess Servicing	$1,814,190.90

	iv	Total Reserve Account Balance Available	$3,316,869.90
	v	Required Reserve Account Balance	$1,502,679.00

	vi	Shortfall Carried to Next Period	$0.00
	vii	Excess Reserve - Release to Excess Certificateholder	$1,814,190.90
	viii	Ending Reserve Account Balance	$1,502,679.00

XI. 2001-3 Historical Pool Information

								2003	2002
			1/1/05-3/31/05	10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02

Beginning Student Loan Portfolio Balance			$500,601,039.34	$548,481,635.85	$633,233,532.37	$653,085,639.26	$708,709,208.68	$1,010,254,157.67	$1,344,974,989.69

	Student Loan Principal Activity
	i	Regular Principal Collections	$45,538,416.07	$46,209,020.21	$81,941,251.66	$19,659,419.97	$53,154,623.86	$240,705,754.37	$125,060,958.48
	ii	Principal Collections from Guarantor	6,184,197.62	4,877,303.11	4,785,514.33	3,154,355.67	5,074,609.92	19,255,147.49	16,254,858.90
	iii	Principal Reimbursements	28,881.47	52,047.69	32,324.32	49,508.83	119,983.28	60,204,910.68	224,027,742.19
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$51,751,495.16	$51,138,371.01	$86,759,090.31	$22,863,284.47	$58,349,217.06	$320,165,812.54	$365,343,559.57
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,987.06	$58,366.55	$91,895.09	$56,599.49	$81,448.14	$1,406,789.37	$1,716,089.69
	ii	Capitalized Interest	(1,836,267.73)	(3,316,141.05)	(2,099,088.88)	(3,067,777.07)	(2,807,095.78)	(20,027,652.92)	(32,338,817.24)

	iii	Total Non-Cash Principal Activity	$(1,834,280.67)	$(3,257,774.50)	$(2,007,193.79)	$(3,011,177.58)	$(2,725,647.64)	$(18,620,863.55)	$(30,622,727.55)

(-)	Total Student Loan Principal Activity		$49,917,214.49	$47,880,596.51	$84,751,896.52	$19,852,106.89	$55,623,569.42	$301,544,948.99	$334,720,832.02

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,835,783.80	$2,249,886.90	$2,472,757.04	$2,146,526.21	$2,629,527.02	$14,812,744.34	$21,458,377.74
	ii	Interest Claims Received from Guarantors	236,588.98	185,458.98	185,879.63	127,713.02	213,847.48	972,849.31	997,027.73
	iii	Collection Fees/Returned Items	35,140.21	29,374.59	33,682.21	21,005.83	26,199.71	71,580.49	23,597.58
	iv	Late Fee Reimbursements	141,554.53	122,754.96	171,599.06	105,235.03	140,151.50	509,243.87	470,039.36
	v	Interest Reimbursements	23,452.82	21,972.82	11,437.18	14,791.86	17,787.28	662,267.69	4,528,597.81
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	1,795,947.98	1,226,998.46	648,016.40	423,322.89	467,054.03	760,465.91	962,047.16
	viii	Subsidy Payments	747,227.47	883,099.99	982,738.94	1,063,610.46	1,250,946.98	8,164,237.37	20,721,823.84

	ix	Total Interest Collections	$4,815,695.79	$4,719,546.70	$4,506,110.46	$3,902,205.30	$4,745,514.00	$25,953,388.98	$49,161,511.22

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$783.08	$517.07	$999.46	$868.85	$637.72	$(1,034,355.51)	$(1,403,654.74)
	ii	Capitalized Interest	1,836,267.73	3,316,141.05	2,099,088.88	3,067,777.07	2,807,095.78	20,027,652.92	32,338,817.24

	iii	Total Non-Cash Interest Adjustments	$1,837,050.81	$3,316,658.12	$2,100,088.34	$3,068,645.92	$2,807,733.50	$18,993,297.41	$30,935,162.50

	Total Student Loan Interest Activity		$6,652,746.60	$8,036,204.82	$6,606,198.80	$6,970,851.22	$7,553,247.50	$44,946,686.39	$80,096,673.72

(=)	Ending Student Loan Portfolio Balance		$450,683,824.85	$500,601,039.34	$548,481,635.85	$633,233,532.37	$653,085,639.26	$708,709,208.68	$1,010,254,157.67
(+)	Interest to be Capitalized		$5,945,578.62	$6,358,956.51	$8,521,359.75	$9,242,873.02	$10,351,743.38	$11,210,746.06	$21,016,019.56

(=)	TOTAL POOL		$456,629,403.47	$506,959,995.85	$557,002,995.60	$642,476,405.39	$663,437,382.64	$719,919,954.74	$1,031,270,177.23

(+)	Reserve Account Balance		$0.00	$0.00	$0.00	$1,606,191.01	$1,658,593.46	$1,799,799.89	$2,578,175.44

(=)	Total Adjusted Pool		$456,629,403.47	$506,959,995.85	$557,002,995.60	$644,082,596.40	$665,095,976.10	$721,719,754.63	$1,033,848,352.67

XII. 2001-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-01	$1,467,175,396	6.40%
Jan-02	$1,380,055,263	12.32%
Apr-02	$1,304,589,331	13.74%
Jul-02	$1,256,402,376	12.95%
Oct-02	$1,154,833,320	15.41%
Jan-03	$1,031,270,177	18.39%
Apr-03	$948,009,630	19.12%
Jul-03	$912,770,214	17.83%
Oct-03	$799,316,621	20.09%
Jan-04	$719,919,955	20.94%
Apr-04	$663,437,383	20.95%
Jul-04	$642,476,405	19.65%
Oct-04	$557,002,996	21.16%
Jan-05	$506,959,996	21.36%
Apr-05	$456,629,403	21.70%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.